Double Eagle Daily Production Third Quarter of 2003 Projection Assumes Production Remains at September 1, 2003 Levels 1Q 01 2Q 01 3Q 01 4Q 01 1Q 02 2Q 02 3Q 02 4Q 02 1Q 03 2Q 03 3Q 03 MCFE 1637 1511 1766 1971 1858 2777 3790 4086 3645 2866 5521